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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                December 13, 1999

                             EPL Technologies, Inc.
             (Exact Name of Registrant as Specified in its Charter)


Colorado                333-42185                   84-0990658
(State or other      (Commission          (IRS Employer Identification Number)
jurisdiction of       File Number)
incorporation)



            2 International Plaza, Suite 245, Philadelphia, PA 19113
               (Address of principal executive office)      (Zip Code)

                                 (610) 521-4400
               (Registrant's telephone number including area code)



         (Former Name and Former Address, If Changed Since Last Report)
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Item 5.  Other Events.

On December 13, 1999, EPL Technologies, Inc. (the "Company") issued a press release, a copy of which is filed herewith as Exhibit 99.1, which announced a series of transactions related to the Company's Series D Convertible Preferred Stock and certain borrowings of the Company. The actual number of warrants to purchase Common Stock that were issued in connection with the Transactions and the Loans was approximately 3.0 million, not 2.529 million as stated in the press release.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

         99.1 Press Release of EPL Technologies, Inc. issued December 13, 1999.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                             EPL TECHNOLOGIES, INC.
                             (Registrant)



Dated December 15 , 1999
                                     By  /s/Paul L. Devine
                                         ------------------------
                                     Name:  Paul L. Devine
                                     Title: Chairman and Chief Executive Officer